EXHIBIT 99.1


                Ciena Reports Fiscal Third Quarter 2006 Results;
   Delivers 16% sequential revenue growth in tenth straight quarter of growth


    LINTHICUM, Md.--(BUSINESS WIRE)--Aug. 31, 2006--Ciena(R) Corporation (NASDAQ:CIEN), the network specialist, today announced results for its fiscal third quarter 2006 ended July 31, 2006. Revenue for the third quarter totaled $152.5 million, representing a 16.3% sequential increase from fiscal second quarter revenue of $131.2 million, and an increase of 38.0% over the same period a year ago when the Company reported sales of $110.5 million. For the nine months ended July 31, 2006, Ciena reported revenue of $404.1 million, representing an increase of 30.7% over revenue of $309.1 million for the same nine-month year-ago period.
    "Strong sequential revenue growth in our fiscal third quarter, combined with significant progress toward a normalized operating model, attests to continued success in the execution of our strategy," said Ciena CEO and President Gary Smith. "Our ability to deliver ten straight quarters of revenue growth is evidence that our network specialist position is resonating with customers, as service providers and enterprises alike look to evolve network infrastructures to make ready for a new wave of Ethernet and IP-based services and end-user applications."
    Separately today, Ciena announced that its Board of Directors has approved a one-for-seven reverse split of its common stock to be effective as of 5:00 p.m. Eastern Time on September 22, 2006. The results presented in this press release do not take into account the effect of this forthcoming reverse split.
    On the basis of generally accepted accounting principles (GAAP), Ciena's net loss for the fiscal third quarter 2006 was $4.3 million, or a net loss of $0.01 per share. This compares with a reported GAAP net loss of $51.0 million, or a net loss of $0.09 per share, for the same period a year ago. For the nine-month period ended July 31, 2006, Ciena's reported GAAP net loss was $12.5 million, or a net loss of $0.02 per share. This compares to a GAAP net loss of $182.8 million, or a net loss of $0.32 per share, for the same nine-month year-ago period.
    Ciena's GAAP results for its fiscal third quarter 2006 include
$2.9 million of share-based compensation expense related to equity-based awards in accordance with Statement of Financial
Accounting Standards (SFAS) No. 123R, adopted by Ciena on November 1, 2005. Fiscal year 2005's GAAP results do not include the impact of SFAS 123R.

    Non-GAAP Presentation of Quarterly Results

    In evaluating the operating performance of its business, Ciena's management excludes certain charges and credits that are required by GAAP. These items, which are identified in the table that follows (in thousands except per share data), share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control.



                                              Quarter       Quarter
                                               Ended         Ended
                                              July 31,      July 31,
                                                2005          2006
                                            ------------  ------------
   Stock compensation product               $         -   $       361
   Stock compensation services                        -           211
   Stock compensation research and
    development                                   2,195         1,061
   Stock compensation sales and marketing           934           715
   Stock compensation general and
    administrative                                  153           594
   Contingent legal and consulting fees
    upon litigation settlement                        -         5,705
   Amortization of intangible assets              9,653         6,295
   Restructuring costs                            4,355        11,008
   Long-lived asset impairment                      (25)            -
   Provision for (recovery of) doubtful
    accounts, net                                 2,604          (139)
   Loss (gain) on equity investments, net         1,708          (948)
   Loss (gain) on extinguishment of debt         (3,882)            -
   Income tax adjustment                         11,722        (6,994)
                                            ------------  ------------
   Total adjustments                        $    29,417   $    17,869
                                            ============  ============

   GAAP net loss                            $   (51,027)  $    (4,285)
   Adjustment for items above                    29,417        17,869
                                            ------------  ------------
   Adjusted (non-GAAP) net (loss) income    $   (21,610)  $    13,584
                                            ============  ============
   Weighted average basic common shares
    outstanding                                 576,331       589,381
   Weighted average basic common and
    dilutive
    potential common shares outstanding         576,331       650,666

   Adjusted (non-GAAP) net (loss) income
    per share                               $     (0.04)  $      0.02

    Adjusting Ciena's fiscal third quarter 2006 GAAP net loss by $17.9 million for the items noted above would have the effect of moving the Company's quarterly results from a net loss of $4.3 million to net income of $13.6 million. The GAAP net loss per share, calculated using the basic share count of 589.4 million shares, is a loss of $0.01 per share. Since the consequence of the adjustments described above result in moving from a net loss to a net profit, it is necessary to use the Company's fully diluted share count of 650.7 million shares to compute earnings per share on an as-adjusted basis. On this basis, the as-adjusted earnings per share would be $0.02.
    To aid investors' understanding of Ciena's results and the effect of SFAS 123R-related share-based compensation expenses, the following table summarizes the presentation of Ciena's financial results covered in this press release for both the Company's fiscal third quarter 2005 and fiscal third quarter 2006.
    Periods prior to the Company's fiscal first quarter 2006 have not been restated to reflect, and do not include, the impact of SFAS 123R. Prior periods do include share-based compensation expense recognized in accordance with Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," as interpreted by Financial Accounting Standards Board (FASB) Interpretation (FIN) No. 44.



                              (in thousands except per share data)
                                 Q3 2005                Q3 2006
                          ---------------------  ---------------------
                             Net     Net Income     Net     Net Income
                            Income     (Loss)      Income     (Loss)
                            (Loss)   per Share     (Loss)   per Share
                          ---------- ----------  ---------- ----------
GAAP
-----

1. GAAP results as
   reported                $(51,027)    $(0.09)    $(4,285)    $(0.01)
                          ========== ==========  ========== ==========
Non-GAAP
---------

1. GAAP results less SFAS
   123R-related share-
   based compensation
   expense                   N/A        N/A        $(1,343)    $(0.00)
                                                 ========== ==========
2. GAAP results less APB
   25-related share-
   based compensation
   expense                 $(47,745)    $(0.08)     N/A        N/A
                          ========== ==========
3. As-adjusted results
   (excludes SFAS 123R
   and APB 25-related
   share-based
   compensation expense
   and other items as
   defined in previous
   table)                  $(21,610)    $(0.04)    $13,584      $0.02
                          ========== ==========  ========== ==========



Third Quarter 2006 Performance Highlights

    -- Delivered sequential revenue growth of 16.3% and year-over-year revenue growth of 38.0%.

    -- As a result of ongoing product- and manufacturing-related cost reductions and favorable product mix in the quarter, delivered overall gross margin of 47.0%, a slight decrease from fiscal second quarter gross margin of 48.0%.

    -- Ended the fiscal third quarter 2006 with cash and short- and long-term investments of $1.2 billion.

Third Quarter 2006 Customer Highlights

    -- neuf cegetel selected the CN 4200(TM) FlexSelect(TM) Advanced Services Platform for deployment across its metro and regional broadband network in France to support the delivery of new broadband applications to corporate and residential customers.

    -- Provided CN 4200 FlexSelect Advanced Services Platform to fortify Allen's TV Cable Service, Inc.'s (ATVC) services infrastructure that was damaged by Hurricanes Katrina and Rita.

    -- Named an outstanding supplier to AT&T Inc., one of the world's leading data, voice, wireless and Internet services providers, as a result of Ciena's commitment to excellence over the past year.

Third Quarter 2006 Product Highlights

    -- Expanded CN 4200 FlexSelect Advanced Services Platform family with the CN 4200 MC, which extends the FlexSelect Architecture to the network edge and reduces the cost to deliver a variety of service backhaul and metro transport applications.

    -- Introduced the new Ethernet Services Line Module (ESLM), an enhancement to Ciena's market-leading CoreDirector(R) multiservice switch, to further simplify migration to packet-based services while reducing the cost and complexity of existing SONET/SDH networks.

    -- Added Dynamic Wavelength Routing capabilities to the CN 4200 FlexSelect Advanced Services Platform, creating the only solution that uses a hybrid electrical and optical ROADM design to combine whole and sub-wavelength switching in one platform.

    -- CN 4200 FlexSelect Advanced Services Platform was awarded 4.5 out of 5 diamonds in Broadband Gear Report's 2006 Diamond
        Technology Reviews.

    Business Outlook

    "We continue to see positive indicators in overall market demand for next-generation solutions that maximize the business case for IP service delivery," said Smith. "As a result of these market dynamics and strong traction across our product portfolio and customer landscape, we expect our fiscal fourth quarter revenue will trend upward sequentially by as much as 5% from our fiscal third quarter revenue."
    Smith continued, "We remain confident in our ability to balance prudent investment with operating efficiencies, enabling us to effectively grow and scale our business while preserving our innovation and focus on the technology areas we've chosen to pursue."

    Live Web Broadcast of Fiscal Third Quarter Results

    Ciena will host a discussion of its fiscal third quarter results with investors and financial analysts today, Thursday, August 31, 2006 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena's homepage at www.ciena.com. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at: http://www.ciena.com/investors/investors.htm.

    NOTE TO INVESTORS

    This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof; and Ciena's actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Report on Form 10-Q filed with the Securities and Exchange Commission on June 1, 2006. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: we continue to see positive indicators in overall market demand for next-generation solutions that maximize the business case for IP service delivery; as a result of these market dynamics and strong traction across our product portfolio and customer landscape, we expect our fiscal fourth quarter revenue will trend upward sequentially by as much as 5% from our fiscal third quarter revenue; and, we remain confident in our ability to balance prudent investment with operating efficiencies, enabling us to effectively grow and scale our business while preserving our innovation and focus on the technology areas we've chosen to pursue. Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.



                          CIENA CORPORATION
                     CONSOLIDATED BALANCE SHEETS
                  (in thousands, except share data)


ASSETS                                                    (unaudited)
                                            October 31,     July 31,
Current assets:                                2005          2006
                                            ------------  ------------
   Cash and cash equivalents                $   358,012   $   552,234
   Short-term investments                       579,531       466,362
   Accounts receivable, net                      72,786        89,638
   Inventories, net                              49,333        95,821
   Prepaid expenses and other                    37,867        43,631
                                            ------------  ------------
      Total current assets                    1,097,529     1,247,686
Long-term investments                           155,944       187,074
Equipment, furniture and fixtures, net           28,090        28,227
Goodwill                                        232,015       232,015
Other intangible assets, net                    120,324        98,536
Other long-term assets                           41,327        37,001
                                            ------------  ------------
   Total assets                             $ 1,675,229   $ 1,830,539
                                            ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                         $    43,868   $    39,492
   Accrued liabilities                           76,491        88,205
   Restructuring liabilities                     15,492         9,413
   Unfavorable lease commitments                  9,011         8,008
   Income taxes payable                           5,785         5,855
   Deferred revenue                              27,817        22,689
                                            ------------  ------------
      Total current liabilities                 178,464       173,662
Long-term deferred revenue                       15,701        19,912
Long-term restructuring liabilities              54,285        28,218
Long-term unfavorable lease commitments          41,364        34,880
Other long-term obligations                       1,296         1,732
Convertible notes payable                       648,752       842,262
                                            ------------  ------------
      Total liabilities                         939,862     1,100,666
                                            ------------  ------------
Commitments and contingencies
Stockholders' equity:
   Preferred stock - par value $0.01;
    20,000,000 shares authorized; zero
    shares issued and outstanding                     -             -
   Common stock - par value $0.01;
    980,000,000 shares authorized;
    580,340,947 and 590,932,298 shares
    issued and outstanding                        5,803         5,909
   Additional paid-in capital                 5,489,613     5,491,942
   Deferred stock compensation                   (2,286)            -
   Changes in unrealized gains on
    investments, net                             (4,673)       (2,402)
   Translation adjustment                          (495)         (495)
   Accumulated deficit                       (4,752,595)   (4,765,081)
                                            ------------  ------------
      Total stockholders' equity                735,367       729,873
                                            ------------  ------------
   Total liabilities and stockholders'
    equity                                  $ 1,675,229   $ 1,830,539
                                            ============  ============



                          CIENA CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)
                             (unaudited)


                              Quarter Ended        Nine Months Ended
                                July 31,               July 31,
                          ---------------------  ---------------------
                            2005       2006        2005       2006
                          ---------- ----------  ---------- ----------
Revenues:
   Products               $  97,448  $ 137,809   $ 271,366  $ 360,958
   Services                  13,032     14,690      37,708     43,146
                          ---------- ----------  ---------- ----------
Total revenue               110,480    152,499     309,074    404,104
                          ---------- ----------  ---------- ----------

Costs:
   Products                  62,756     70,356     189,447    189,712
   Services                  10,095     10,479      30,601     29,367
                          ---------- ----------  ---------- ----------
Total cost of goods sold     72,851     80,835     220,048    219,079
                          ---------- ----------  ---------- ----------
   Gross profit              37,629     71,664      89,026    185,025
                          ---------- ----------  ---------- ----------
Operating expenses:
   Research and
    development              34,814     26,190     105,084     84,508
   Selling and marketing     30,209     24,903      86,697     78,132
   General and
    administrative            9,493     16,217      26,043     37,359
   Amortization of
    intangible assets         9,653      6,295      30,268     18,885
   Restructuring costs        4,355     11,008      15,245     16,037
   Long-lived asset
    impairments                 (25)         -         134         (6)
   Provision for
    (recovery of)
    doubtful accounts,
    net                       2,604       (139)      2,604     (2,990)
   Gain on lease
    settlement                    -          -           -    (11,648)
                          ---------- ----------  ---------- ----------
      Total operating
       expenses              91,103     84,474     266,075    220,277
                          ---------- ----------  ---------- ----------
Loss from operations        (53,474)   (12,810)   (177,049)   (35,252)
Interest and other
 income, net                  7,522     14,045      22,058     34,504
Interest expense             (7,163)    (6,148)    (21,619)   (18,016)
Gain (loss) on equity
 investments, net            (1,708)       948      (8,986)       215
Gain on extinguishment of
 debt                         3,882          -       3,882      7,052
                          ---------- ----------  ---------- ----------
Loss before income taxes    (50,941)    (3,965)   (181,714)   (11,497)
Provision for income
 taxes                           86        320       1,115        989
                          ---------- ----------  ---------- ----------
Net loss                  $ (51,027) $  (4,285)  $(182,829) $ (12,486)
                          ========== ==========  ========== ==========
Basic and diluted net
 loss per common share
 and dilutive potential
 common share             $   (0.09) $   (0.01)  $   (0.32) $   (0.02)
                          ========== ==========  ========== ==========
Weighted average basic
 common and dilutive
 potential common shares
 outstanding                576,331    589,381     573,939    584,977
                          ========== ==========  ========== ==========



                          CIENA CORPORATION
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                             (unaudited)


                                            Nine Months Ended July 31,
                                            --------------------------
                                               2005          2006
                                            ------------  ------------
Cash flows from operating activities:
   Net loss                                 $  (182,829)  $   (12,486)
   Adjustments to reconcile net loss to net
    cash used in
    operating activities:
   Early extinguishment of debt                  (3,882)       (7,052)
   Amortization of premium on marketable
    securities                                   12,344         2,058
   Non-cash loss from equity investments          8,986           733
   Non-cash impairment of long-lived assets         134             -
   Depreciation and amortization of
    leasehold improvements                       26,803        13,173
   Stock compensation                             8,810        10,953
   Amortization of intangibles                   33,169        21,788
   Provision for doubtful accounts                2,604             -
   Provision for inventory excess and
    obsolescence                                  3,396         6,158
   Provision for warranty and other
    contractual obligations                       7,546        10,885
   Other                                          2,072         1,236
   Changes in assets and liabilities:
      Accounts receivable                       (27,348)      (16,852)
      Inventories                                (7,229)      (52,646)
      Prepaid expenses and other                  5,194         1,282
      Accounts payable, accrued liabilities
       and other
       obligations                              (17,789)      (42,744)
      Income taxes payable                          739            70
      Deferred revenue                            8,101          (917)
                                            ------------  ------------
Net cash used in operating activities          (119,179)      (64,361)
                                            ------------  ------------
Cash flows from investing activities:
   Additions to equipment, furniture,
    fixtures and
    intellectual property                        (8,935)      (13,332)
   Proceeds from sale of equipment,
    furniture and fixtures                          266             -
   Restricted cash                                 (819)        1,347
   Purchases of available for sale
    securities                                 (490,041)     (403,664)
   Maturities of available for sale
    securities                                  755,320       485,916
   Minority equity investments, net               4,882           948
                                            ------------  ------------
Net cash provided by investing activities       260,673        71,215
                                            ------------  ------------
Cash flows from financing activities:
   Proceeds from issuance of 0.25%
    convertible senior notes
    payable                                           -       300,000
   Repurchase of 3.75% convertible notes
    payable                                     (36,913)      (98,410)
   Debt issuance costs                                -        (7,990)
   Purchase of call spread option                     -       (28,457)
   Proceeds from issuance of common stock         5,498        22,225
   Repayment of notes receivable from
    stockholders                                     48             -
                                            ------------  ------------
Net cash (used) provided by financing
 activities                                     (31,367)      187,368
                                            ------------  ------------
Net increase in cash and cash equivalents       110,127       194,222
Cash and cash equivalents at beginning of
 period                                         185,868       358,012
                                            ------------  ------------
Cash and cash equivalents at end of period  $   295,995   $   552,234
                                            ============  ============



Appendix A

The adjustments management makes in analyzing Ciena's fiscal third quarter 2006 GAAP results are as follows:

    -- Stock compensation costs - As of November 1, 2005, Ciena adopted SFAS 123R. In accordance with the modified prospective application transition method, Ciena's consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123R. Prior periods do include share-based compensation expense recognized in accordance with APB 25 as interpreted by FASB Interpretation (FIN) No. 44.

    -- Contingent legal and consulting fees upon litigation settlement - included in general and administrative expenses during our third quarter of fiscal 2006 were $5.7 million in contingent fees paid to outside counsel and advisors connected with the settlement of patent litigation with Nortel Networks.

    -- Amortization of intangible assets - a non-cash expense arising from acquisitions of intangible assets, principally developed technology, which Ciena is required to amortize over its expected useful life and which the Company feels is not reflective of its ongoing operating costs.

    -- Restructuring costs - non-recurring charges incurred as the result of reducing the size of the Company's operations to align its resources with the reduced size of the telecommunications market as well as the result of targeting new opportunities within the overall market, which the Company feels are not reflective of its ongoing operating costs.

    -- Long-lived asset impairments - non-recurring charges, incurred as a result of excess equipment classified as held for sale which the Company feels are not reflective of its ongoing operating costs.

    -- Provision for (recovery of) doubtful accounts - a non-recurring charge unrelated to normal operations resulting from the recovery of an amount that was previously written off.

    -- Gain (loss) on equity investments, net - a non-recurring loss or gain related to changes in the value of the Company's equity investments which the Company feels is not reflective of its ongoing operating costs.

    -- Gain on extinguishment of debt - a non-recurring gain related to the early extinguishment of outstanding debt.

    -- Income tax adjustment net loss - the income tax charge or benefit on the adjusted net loss or income, which is a necessary adjustment for consistency. The Company currently has a full valuation allowance for GAAP reporting purposes and accordingly does not recognize a tax benefit for losses generated.

    About Ciena

    Ciena Corporation is the network specialist, focused on expanding the possibilities for its customers' networks while reducing their cost of ownership. The Company's systems, software and services target and cure specific network pain points so that telcos, cable operators, governments and enterprises can best exploit the new applications that are driving their businesses forward. For more information, visit www.ciena.com.


    CONTACT: Ciena Corporation
             Press Contact:
             Nicole Anderson, 410-694-5786
             pr@ciena.com
                 or
             Investor Contact:
             Jessica Towns, 888-243-6223
             ir@ciena.com